Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

DIME COMMUNITY BANCSHARES, INC.

BYLAWS

OF

DIME COMMUNITY BANCSHARES, INC.

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of Dime Community Bancshares, Inc. (the "Corporation")  in  the  State  of  Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.    Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1.    Place Of Meetings. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, they shall be held at the principal administrative office of the Corporation.

Section 2.    Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

Section 3.    Special Meetings. Special meetings of shareholders, for any purpose, may be called at any time only by the Chairman of the Board or by resolution of at least three-fourths of the entire Board. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

Section 4.    Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and hour of any meeting  of shareholders and,  in  the  case  of  a  special  meeting, the purpose or purposes   for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting, either personally or by mail not less than ten  (10) nor more than sixty (60) days before the date of such meeting.  If  mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, or at such other address  as the  shareholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, no notice  of the adjourned meeting  need be given other than an announcement at the meeting  at  which  such adjournment is taken  giving  the  time  and  place  to which the meeting is  adjourned; provided, however, that if the adjournment  is for more than thirty (30) days, or if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5.    Waiver of Notice. Notice of any annual or special meeting  need  not be given to any  shareholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before  or  after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section  6.   Fixing of Record Date.  For  the  purpose  of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of  any dividend or other distribution or the allotment of any rights, or in order to make a determination of shareholders for any other purpose, the Board shall fix a date as the record date for any such determination of shareholders, which date shall not precede the date upon which the resolution fixing the record date  is adopted by the Board. Such date in any case shall be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the  record  date  for determining shareholders entitled to notice of or vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice  is  waived,  at  the close of business on the  day  next preceding  the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on  the  day  on  which the Board of Directors  adopts  the resolution relating  thereto.

Section 7.    Quorum. The holders of record of a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares of the capital stock of the Corporation entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for  the transaction of business at a meeting of shareholders, except as otherwise provided by law, these Bylaws or the Certificate of  Incorporation. If less than a majority of such total number of votes are represented at a meeting, a majority of the number of votes so represented may adjourn the meeting from time to time without further notice, PROVIDED, that if such adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of shareholders, such quorum is not broken by the subsequent withdrawal of any shareholders.

Section 8.    Conduct of Meetings. The Chairman of the Board shall serve as chairman at all meetings of the shareholders or, if the Chairman of the Board is absent or  otherwise  unable  to so serve, the President shall  serve  as chairman at any meeting of shareholders held in such absence. If both the Chairman of the Board and the President are absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board of Directors shall serve as chairman at any meeting of shareholders held in such absence.  The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

Section 9.   Voting; Proxies. Each shareholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each shareholder entitled to vote shall be entitled to one vote for each share of capital stock registered in his or her name on the transfer books or records of the Corporation.  Each shareholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be in writing, signed by the shareholder or by his or her duly authorized attorney-in-fact, and shall  be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy.   The Corporation may treat any duly executed proxy as not revoked and  in  full  force  and  effect until it receives a  duly executed instrument revoking it, or a duly executed proxy bearing a later date. If ownership of a share of voting stock of the Corporation stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such shareholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present  at  such  meeting.  If such conflicting votes are evenly split on any particular  matter,  each  faction may vote the securities  in  question  proportionally,  or  any person voting the shares, or a beneficiary, if  any, may apply to the Court of Chancery or such other  court as may have jurisdiction to appoint an additional  person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election.

Section 10.  Inspectors of Election.  In advance of any meeting of shareholders, the Board shall appoint  one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The  duties  of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes,  ballots or consents,  hearing  and deciding all challenges and questions arising  in connection with the right  to vote, counting and tabulating all votes, ballots or consents, determining the results, and doing such acts as are proper to the conduct of the election or the vote with fairness to  all shareholders.  Any report or certificate made by them shall be PRIMA FACIE evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

Section 11. Procedure for Nominations.   Subject to the provisions hereof, the Nominating Committee of the Board shall select nominees for election as directors. Except in the case of  a  nominee substituted as a  result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Nominating Committee shall  deliver written nominations to the Secretary at least sixty (60)  days  prior to the date of the annual meeting.  Provided the Nominating Committee makes such nominations, no nominations for directors except those made by the Nominating Committee shall be voted  upon  at  the  annual  meeting  of  shareholders  unless  other  nominations by shareholders are made in accordance with the provisions of this Section 11. Nominations of individuals  for  election  to  the  Board  at  an  annual  meeting  of shareholders may  be made by any shareholder   of record of the Corporation entitled to vote for the election of directors at  such  meeting who provides timely  notice in writing to the Secretary as set forth in this Section 11. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of  directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such  meeting if such  meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an  annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 11, notice shall be deemed to first be given to shareholders when disclosure of  such  date  of  the meeting  of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such shareholder's notice shall set forth (a) as to each person whom the shareholder ,proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person,  (ii)  the principal  occupation  or  employment  of  such  person,   (iii)   such person's   written  consent  to   serve as a director, if elected, and (iv) such other information regarding each nominee proposed  by  such shareholder  as  would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is  then  subject  to  such rules);  and (b) as to the  shareholder giving the notice (i) the name and address of such  shareholder, (ii) the class and number of shares of  the Corporation which are owned of record by such shareholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the shareholder and  nominee  and any  other person or  persons (naming such person or persons) pursuant to which the nominations are  to  be  made  by  the shareholder, and (iv) the identification of any person employed, retained, or to be compensated by  the shareholder submitting the nomination or by the person nominated, or any person acting on his or her  behalf  to make solicitations or recommendations to shareholders  for  the purpose of assisting  in  the election of such  director, and a brief description  of  the terms of such employment, retainer or arrangement for compensation.  At  the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance  with the provisions  hereof and, if  he  should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

Section 12. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 11 of this Article II and  shall  thereafter become unwilling or unable to stand for election  to the Board, the Nominating Committee may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 11 of this Article II had such substitute nominee been initially proposed  as a  nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if  elected, of each  such substituted nominee.

Section 13.  New Business. Any new business to be taken up at the annual meeting at the request of the Chairman of the Board, the President or by resolution of at least three-fourths of the entire Board shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any shareholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual  meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 13, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A shareholder's notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the shareholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder's proposal from the Corporation's proxy materials.

The chairman  of  the  meeting  shall,  if  the facts warrant, determine  and  declare  to  the  meeting that  any new business was not properly brought before the meeting  in  accordance  with  the provisions hereof  and,  if he should so determine, he shall declare to the meeting that such new business  was  not  properly brought before  the meeting and shall not be considered.

ARTICLE III

CAPITAL STOCK

Section 1.   Certificates of Stock. Certificates representing shares of stock shall be in such form as shall be determined by the Board. Each certificate shall state that the Corporation will furnish to any shareholder upon request and without charge a statement  of  the powers,  designations,  preferences and relative, participating, optional or other special rights of the shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer agent or agents as they are issued. Each certificate shall state the registered holder's name and the number and  class of shares, and  shall be signed by the Chairman of the Board or the President, and the Secretary or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case any officer who  shall  have  signed  any  such certificate hall cease  to  be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall  have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates  had  not ceased to  be such officer or officers of the Corporation.

Section 2.    Transfer Agent and Registrar. The Board shall have the power to  appoint one or  more  Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

Section 3.    Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation of the Corporation, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. Subject to the provisions of the Certificate of Incorporation of the Corporation, a record shall be made of each transfer.

Section 4.    Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of  the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft  or destruction of the certificate,  and  in  the  case  of  mutilation,  the surrender  of    the mutilated certificate. The Corporation may, in its discretion,  require ,the  owner  of  the  lost, stolen or destroyed certificate,  or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss,  theft,  destruction  or  mutilation  of  any  such certificate  and the issuance of such new certificate, or may refer such owner to such remedy  or remedies as he or she may  have under the laws of the State of Delaware.

Section 5.    Holder of Record. Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not  be  bound  to  recognize  any equitable or other claim to or interest in such  shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.    Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five (5) nor more than eleven (11) directors. Within the foregoing limits, the number of directors shall be determined only by resolution of the Board. A  minimum of three (3) directors shall be persons other than officers or employees of the Corporation or its  subsidiaries and shall not have a relationship which, in the opinion of the Board (exclusive of such persons), could interfere with  the  exercise  of  independent  judgment  in  carrying  out  the responsibilities  of  a  director.  No  more than three directors shall be officers or employees of the Corporation or its subsidiaries.

Section 2.    Qualifications.  Each director shall be at least eighteen (18) years of age.

Section 3.    Regular and Annual Meetings.  An annual meeting of the Board for the election of officers  shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual  meeting of the shareholders, or, with notice, at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place, within or without the State of Delaware, for the holding of regular meetings of the Board without notice other than such resolution.

Section 4.    Special Meetings. Special meetings of the Board may be called for any purpose at any time by  or at the request of the Chairman of the Board or the President.  Special meetings of the Board shall also be called  by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least sixty percent (60%) of the directors then in office, but in any event not less than five (5) directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed  by  these Bylaws and  may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

Section 5.    Notice of Meetings; Waiver of Notice.  Except as otherwise provided  in Section 4 of this  Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days notice of meetings shall be given if given in writing and delivered by courier or by postage prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such  meeting, except  where a director  attends  a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.    Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board or such other director or officer as the Chairman of the Board shall designate, and in the absence or  incapacity of the Chairman of the Board, the presiding officer shall be  the then senior member of the Board in terms of length of service on the Board (which length of service shall include length of service on the Board of Directors of Dime Community Bank and any predecessors thereto). The Secretary or, in his absence, a person appointed by the Chairman of the Board (or other presiding person), shall act as secretary of the meeting. The Chairman of the Board (or other person presiding) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. At the discretion of the Chairman of the Board, any one or more directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone  or  similar communications  equipment  allowing  all  persons  participating  in  the meeting  to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

Section  7.  Quorum and Voting Requirements.  A quorum at any meeting of the Board shall consist of   not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number. If less than a required quorum is present, the majority of  those  directors  present  shall  adjourn the meeting  to  another  time  and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise  provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

Section 8.    Informal Action By Directors.  Unless otherwise restricted by the Certificate of Incorporation  or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or such committee.  Such filing  shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.      Resignation. Any director may resign at any time by sending a written notice  of such  resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 10. Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Board called for that purpose. Subject to the rights of holders of Preferred Stock,  no person shall be so elected a director unless nominated by the Nominating Committee. Subject to the rights of holders of Preferred Stock, any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

Section 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of directors, and officers of the Corporation in such one or more forms as the Board may determine.

Section 12.  Amendments Concerning The Board.  The number, retirement  age,  and other restrictions  and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to  any  vote  required  by  law,  of two-thirds of the entire Board or by the affirmative vote of the holders  of record of not less than eighty percent (80%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose.

ARTICLE V

COMMITTEES

Section 1.    Standing Committees. At each annual meeting of the Board, the directors shall designate from their own number, by resolution adopted by a majority of the entire Board, the following committees:

(a)	Executive Committee

(b)	Audit Committee

(c)	Compensation Committee

(d)	Nominating Committee

which shall be standing committees of the Board. The Board shall appoint a director to fill any vacancy on any committee of the  Board.  The members of the committees shall serve at the pleasure of the Board.  All directors  who are officers or employees of the Corporation or its subsidiaries, if not otherwise designated by the Board to serve on such committee, shall be ex-officio members of the Executive Committee, possessing the authority to vote on all matters presented before such committee.

Section 2.    Executive Committee. There shall be an Executive Committee of the Board consisting of at least six (6) members, as shall be appointed by Board resolution or these Bylaws. The Chief Executive Officer  and  the President shall be ex-officio members of the Executive Committee, with power to vote on  all matters so long as  they are also directors of the Corporation.  Four (4) members of the Executive Committee, at least three (3) of  whom must be non-officer directors, or such other number of members as the Board of Directors may establish by resolution, shall constitute a quorum for the transaction of business. The vote of a majority of members present at  any meeting including the residing member, who shall be eligible to vote, shall constitute the action of the Executive Committee.

The Chairman of the Board or such other director or officer as the Chairman of the Board shall designate shall serve as chairman of the Executive Committee or, if the office of the Chairman of the Board is vacant, the President shall serve as chairman of the Executive Committee. In the absence of the chairman of the Executive Committee, the committee shall designate, from among its membership present, a person to preside at any meeting held in such absence. The Executive Committee shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular meeting all proceedings and actions taken by the Executive Committee. The Executive Committee shall meet as necessary at the call of the Chairman of the Board, the President or at the call of a majority of the members of the Executive Committee.

The Executive Committee shall, to the extent not inconsistent with law, these Bylaws or the Certificate of Incorporation, exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between the meetings  of the Board.

Section 3.    Audit Committee. The Audit Committee shall consist of at least three (3) members whose background and experience are financial and/or business management related, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Corporation or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee. The Board shall designate one member of the committee to serve as chairman of the committee. The Audit Committee shall meet annually, at the call of the chairman of the committee and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Corporation to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Corporation's internal auditing staff. A quorum shall consist of at least one-third of the members of the committee, and in no event less than two (2) members of the committee.

Section 4.    Compensation Committee. The Compensation Committee shall consist of at least three (3) members, none of whom shall be an officer or salaried employee of the Corporation or its subsidiaries as shall be appointed by Board resolution or these Bylaws. In addition, the Chief Executive Officer and the President shall be ex-officio members of the Compensation Committee without any power to vote. The Board shall designate one member  of  the  committee  to  serve  as  chairman  of  the Compensation  Committee,  who  shall  have  the authority  to  adopt and establish  procedural  rules  for  the  conduct  of  all  meetings of the committee.

The committee shall meet annually at the call of the chairman of the committee, and may hold such additional meetings as the Chairman of the Board may deem necessary. A quorum shall consist of at least one- third of the voting members of the Committee, and in no event less than two (2) voting members of the committee. The vote of a majority of the voting members present at any meeting, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee.  The committee shall appoint, from  its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of  the committee.

The Compensation Committee shall be responsible for overseeing the development, implementation and conduct of the Corporation's employment and personnel policies, notices and procedures, including the administration of the Corporation's compensation and benefit programs.

Section 5.    Nominating Committee. The Nominating Committee shall consist of at least  three  (3) members, none of whom shall be an officer or a salaried employee of the Corporation or its subsidiaries. In addition, the Chief Executive Officer and the President shall be ex-officio members of the Nominating Committee, with power to vote on all matters so long as they  are  also  directors  of  the  Corporation.  Notwithstanding the  foregoing, no director shall serve on the Nominating Committee in any capacity in any year during which such director's term as a director is scheduled to expire. The Nominating Committee shall review qualifications of and interview candidates for the Board and shall make nominations for election of board members in accordance with the provisions of these Bylaws in relation to those suggestions to the Board. A quorum shall consist of at least one- third of the members of the Committee, and in no event less than two (2) members of the committee.

Section  6.   Other Committees.  The  Board  may by resolution adopted by a majority of the entire Board   at any meeting authorize such other  committees  as  from  time  to  time  it  may  deem  necessary  or appropriate  for the conduct of the business of the Corporation. The members of each committee so  authorized shall be  appointed by the Board from members of the Board and/or employees of the Corporation. In addition, the Chief Executive Officer and the  President  shall  be  ex-officio  members  of  each  such  committee.  Each  such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws or the Certificate of Incorporation.

ARTICLE VI

OFFICERS

Section 1.    Number. The Board shall, at each annual meeting, elect a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and such other officers as the Board from time to time may deem necessary or the business of the Corporation may require. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

The election of all officers shall be by a majority of the Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided.  Each  person  elected  shall   have   such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from  time  to time.  All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board.  Whenever a vacancy occurs among the officers, it may  be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

Section 2.    Term of Office and Removal. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished, or he or she is removed. Except for the Chairman of the Board, the Chief Executive Officer or the President, any officer may be removed at any regular meeting of the Board with or without cause by an affirmative vote of a majority of the entire Board. The Board  may remove  the  Chairman  of  the Board, the Chief Executive Officer or the President at any time, with or without cause, only by  a  vote of two-  thirds of the non-officer directors then holding office at any regular or special meeting of the Board called for that purpose.

Section 3.   Chairman of the Board. The Chairman shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board, oversee all of the major activities of the Corporation and its subsidiaries and be responsible for assuring that the policy decisions of the Board are implemented as formulated.  He shall be responsible, in consultation with such Officers and members of the Board as he deems appropriate, for planning the growth of the Corporation. The Chairman shall be responsible for shareholder relations, relations with investments bankers, other similar financial institutions and financial advisors and shall be empowered to designate Officers of the Corporation and its subsidiaries to assist in such activities. The Chairman shall be principally responsible for exploring opportunities for mergers, acquisitions and new business.  The Chairman shall preside at  all meetings of the shareholders; preside at all meetings of the Board and the Executive Committee; make recommendations to the Board regarding appointments to all committees; and sign instruments in the name of the Corporation. The Chairman will be a member ex-officio, with power to vote on all matters, of all committees of the Board except the Audit Committee; in his capacity as an ex-officio member of the Compensation Committee, he  will be without any power to vote.

In the absence or disability of the Chairman of the Board, the President or such other person who  the  Board shall designate, shall exercise the powers and perform the duties, which otherwise would fall upon the Chairman of the Board.

Section  4.  President.  The President, subject to the direction of the Board and the Chief Executive   Officer, shall assist the Chief Executive Officer in planning the growth of the Corporation, relations with investment bankers, other similar financial institutions and financial advisors. The President shall under authority given to him, sign instruments in the name of the Corporation. The President shall have such other powers as may be assigned to him by the Board, its committees or the Chief Executive Officer. The President will be a member ex-officio, with power to vote on all matters, of all Committees of the Board, except the Audit Committee; in his capacity as ex- officio member of the Compensation Committee he will be without any power to vote.

Section 5.    Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice  Presidents  may  be appointed by the Board of Directors to perform such duties as may be prescribed by these Bylaws, the  Board,  the Chief Executive Officer or the President as permitted  by the Board.

Section 6.   Secretary.  The Secretary shall attend all meetings of the Board and of the shareholders, and  shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the shareholders in a book or books to be kept for that purpose.  The Secretary shall perform such executive and administrative duties   as may be assigned by the Board, the Chairman of the Board or the President. The Secretary shall  have charge of  the seal of the Corporation, shall submit such reports and statements as may be required by law or by the Board,  shall conduct all correspondence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, the Chairman of the Board or the President.

Section 7.    Chief Operating Officer/Chief Financial Officer. The Chief Operating Officer shall have the general supervision and direction of all of the Corporation's officers and personnel, subject to and consistent with policies enunciated by the Board.  The Chief Operating Officer or Chief Financial Officer of the Company shall  have the responsibility for supervising the Comptroller and the Treasurer in maintaining the financial records of the Corporation. He or she shall also supervise the budgeting and forecasting process. He or she shall make such disbursement of the funds of the Corporation as are authorized and monitor the accounts of all transactions and of the financial condition of the Corporation. The Chief Operating Officer and Chief Financial Officer shall also perform such other duties as may be prescribed by these bylaws, the Board, or the Chief Executive Officer as permitted by the Board.

Section  8.   Comptroller.  The Comptroller shall be the chief accounting officer of the Corporation and  shall  be  responsible  for the maintenance of adequate systems and records.  The Comptroller shall  keep a  record  of all assets, liabilities, receipts, disbursements, and other financial transactions, and shall see that all expenditures are made in accordance with procedures duly established from time to time by the Board. The Comptroller shall make such reports as may be required by the Board or as are required by law.

Section 9.   Treasurer. The Treasurer shall be responsible for all of the money management and investment functions of the Corporation. Maintenance of relationships with correspondent banks, securities brokers and safekeeping agents shall be the responsibility of the Treasurer. The Treasurer shall make such reports as may be required by the Board or as are required by law.

Section 10. Other Officers and Employees. Other officers and employees appointed by the Board shall  have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or   the Chief Executive Officer or the President.

Section 11. Compensation  of  Officers and Others.  The compensation of all officers and employees  shall be fixed from time to time by the Board, or by any committee or officer authorized by the Board to do so,  upon  the  recommendation  and  report  by  the Compensation Committee.  The compensation of agents shall be fixed by the Board, or by any committee or officer authorized by the Board to do so, upon the recommendation and report of the Compensation Committee.

ARTICLE VII

DIVIDENDS

The Board shall have  the  power,  subject to the provisions of law and the requirements of the Certificate  of Incorporation, to declare and pay dividends out of surplus (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where  there is an impairment of capital stock), to pay such dividends to the shareholders in  cash,  in  property,  or  in shares  of  the  capital  stock of  the Corporation,  and  to  fix  the  date  or  dates for the payment of such dividends.

ARTICLE VIII

AMENDMENTS

These Bylaws, except as provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed at any regular meeting of the entire Board by the vote of two- thirds of the Board; provided, however, that (a) a notice specifying the change or amendment shall  have been given at a previous regular meeting and entered in the minutes of the Board; (b) a written statement describing the change or amendment shall be made in the notice mailed to the directors of the meeting at which the change or amendment shall be acted upon; and (c) any Bylaw made by the Board may be altered, amended, rescinded, or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose in accordance with the percentage requirements set forth in the Certificate of Incorporation and/or these  Bylaws.  Notwithstanding  the  foregoing,  any  provision  of  these  Bylaws  that contains supermajority voting requirement  shall  only  be  altered, amended, rescinded, or repealed  by  a  vote  of the Board or holders of capital stock entitled to vote thereon  that is not  less  than  the supermajority specified in such provision.